UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 9, 2010 (June 8, 2010)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2010, Joseph H. Netherland was appointed to the Board of Directors of Spectra Energy Corp (the “Company”) to fill a new director position. Mr. Netherland’s board committee assignments have not been determined at the time of this filing.

Mr. Netherland currently serves as a director of FMC Technologies, Inc., Newfield Exploration Company and Tidewater Inc. He served as Chairman of the Board of FMC Technologies, Inc. from December 2001 until October 2008. Mr. Netherland also served as President of FMC Technologies from 2001 to February 2006 and as Chief Executive Officer of FMC Technologies from 2001 to March 2007, when he retired as an executive officer.

There is no arrangement or understanding between Mr. Netherland and any other persons or entities pursuant to which Mr. Netherland was appointed as a director. As a non-employee director, Mr. Netherland will receive compensation in accordance with the Company’s policies for compensating outside directors.

The Company issued a press release announcing the appointment of Mr. Netherland to the Board on June 8, 2010. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated June 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
General Counsel

Date: June 8, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated June 8, 2010